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                                                                     EXHIBIT 3.8

                       CERTIFICATE OF LIMITED PARTNERSHIP

                  The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

                  I.       The name of the limited partnership is GEISMAR VINYLS
                           LP

                  II. The address of the Partnership's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

                  III. The name and mailing address of each general partner is as follows:

                           NAME               MAILING ADDRESS

                           GVGP, INC.         2801 Post Oak Boulevard, Suite 600
                                              Houston, TX  77056

                  IV. The Certificate of Limited Partnership shall become effective December 31, 2002 for accounting purposes only.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of GEISMAR VINYLS LP as of December 27, 2002.

                                         GVGP, INC.

                                         General Partner

                                         By: /s/ A. Chao
                                             -----------------------------------
                                               Albert Chao, President